Exhibit 8.1

         May 27, 2002

Platinum Underwriters Holdings, Ltd.
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda

Ladies and Gentlemen:

        We have acted as United States tax counsel to Platinum Underwriters Holdings, Ltd. (the "Company") in connection with the Registration Statement on Form S-1 filed by the Company on the date hereof with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion relating to matters of United States federal income tax law as set forth under the heading "Certain Tax Considerations" in the Prospectus included in the Registration Statement.

        We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Tax Considerations". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,
                      Sullivan & Cromwell